Exhibit 10.3

AMENDED AND RESTATED PERFORMANCE GUARANTY
This AMENDED AND RESTATED PERFORMANCE GUARANTY (this “Agreement”), dated as of July 19, 2019, is between OUTFRONT MEDIA INC., a Maryland corporation (the “Performance Guarantor”), and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as administrative agent (in such capacity, the “Administrative Agent”) for and on behalf of the Credit Parties and other Secured Parties, from time to time (each of the foregoing, including the Administrative Agent, a “Beneficiary” and, collectively, the “Beneficiaries”) under the Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, among Outfront Media Receivables LLC, a Delaware limited liability company (“QRS Seller”), Outfront Media Receivables TRS, LLC, a Delaware limited liability company (“TRS Seller”; together with the QRS Seller, collectively, the “Sellers”), Performance Guarantor, Outfront Media LLC, a Delaware limited liability company, as initial servicer (in such capacity, the “Servicer”), the Administrative Agent, Gotham Funding Corporation, as conduit purchaser and MUFG, as committed purchaser (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined in this Agreement are used as defined in, or by reference in, the Receivables Purchase Agreement. The interpretive provisions set out in Section 1.02 of the Receivables Purchase Agreement shall be incorporated herein and applied in the interpretation of this Agreement.
Section 1.Undertaking. For value received by it and its Affiliates, Performance Guarantor hereby absolutely, unconditionally and irrevocably assures and undertakes (as primary obligor and not merely as surety) for the benefit of each of the Beneficiaries the due and punctual performance and observance by each Originator and the Servicer (and any of their respective successors or assigns in such capacity which is an Affiliate of Performance Guarantor) of all their respective covenants, agreements, undertakings, indemnities and other obligations or liabilities (including, in each case, those related to any breach by any Originator or the Servicer, as applicable, of its respective representations, warranties and covenants), whether monetary or non-monetary and regardless of the capacity in which incurred (including all of any Originator’s or the Servicer’s payment, repurchase, Deemed Collections, indemnity or similar obligations), under any of the Transaction Documents (collectively, the “Guaranteed Obligations”), irrespective of: (A) the validity, binding effect, legality, subordination, disaffirmance, enforceability or amendment, restatement, modification or supplement of, or waiver of compliance with, this Agreement, the Transaction Documents or any documents related hereto or thereto, (B) any change in the existence, formation or ownership of, or the bankruptcy or insolvency of, any Seller, any Originator, the Servicer or any other Person, (C) any extension, renewal, settlement, compromise, exchange, waiver or release in respect of any Guaranteed Obligation (or any collateral security therefor, including the property sold, contributed (or purportedly sold or contributed) or otherwise pledged or transferred by any Originator under the Purchase and Sale Agreement) of any party to this Agreement, the other Transaction Documents or any other related documents, (D) the existence of any claim, set-off, counterclaim or other right that Performance Guarantor or any other Person may have against any Seller, any Originator, the Servicer or any other Person, (E) any impossibility or impracticability of performance, illegality, force majeure, act of war or terrorism, any act of any Governmental Authority or any other circumstance or occurrence that might otherwise constitute a legal or equitable discharge or defense available to, or provides a discharge of, any Originator, the Servicer or Performance Guarantor, (F) any Applicable Law affecting any term of any of the Guaranteed Obligations or any Transaction Document, or rights of the Administrative Agent or any other Beneficiary with respect thereto or otherwise, (G) the failure by the Administrative Agent or any Beneficiary to take any steps to perfect and maintain perfected its interest in, or the impairment or release of, any Supporting Assets or (H) any failure to obtain any authorization or approval from or other action by, or to provide any notification to or make any filing, any Governmental Authority required in connection with the performance of the Guaranteed Obligations or otherwise.
Without limiting the generality of the foregoing, Performance Guarantor agrees that if any Originator or the Servicer shall fail in any manner whatsoever to perform or observe any of its respective Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document to which it is a party, then Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Administrative Agent or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Seller, any Originator, the Servicer or any other Person or have initiated any action or proceeding against the Performance Guarantor, any Seller, any Originator, the Servicer or any other Person in respect thereof. Performance Guarantor also hereby expressly waives any defenses based on any of the provisions set forth above and all defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Guaranteed Obligations whether in equity or at law. Performance Guarantor agrees that its obligations hereunder shall be irrevocable and unconditional. Performance Guarantor hereby also expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Beneficiaries (or any of them) exhaust any right to take any action against any Seller, any Originator, the Servicer or any other Person (including the filing of any claims in the event of a receivership or bankruptcy of any of the foregoing), or with respect to any collateral or collateral security at any time securing any of the Guaranteed Obligations, and hereby consents to any and all extensions of time of the due performance of any or all of the Guaranteed Obligations. Performance Guarantor agrees that it shall not exercise or assert any right which it may acquire by way of subrogation under this Agreement unless and until all Guaranteed Obligations shall have been indefeasibly paid and performed in full. For the sake of clarity, and without limiting the foregoing, it is expressly acknowledged and agreed that the Guaranteed Obligations do not include the payment or guaranty of any amounts to the extent such amounts constitute recourse with respect to a Pool Receivable by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.
Section 2.    Confirmation. Performance Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Sellers, the Originators, the Servicer and the Beneficiaries, as applicable, with Performance Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall

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be deemed to be with Performance Guarantor’s full knowledge and consent. Performance Guarantor hereby confirms (i) that on the date hereof, it directly or indirectly owns 100% of the Capital Stock of each Originator, the Servicer and each Seller and (ii) that it is in the best interest of Performance Guarantor to execute this Agreement, inasmuch as Performance Guarantor (individually) and Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from the transactions contemplated by the Receivables Purchase Agreement and the other Transaction Documents. Performance Guarantor agrees to promptly notify the Administrative Agent in the event that it ceases to directly or indirectly own 100% of the Capital Stock of any Originator, the Servicer or any Seller.
Section 3.    Representations and Warranties. Performance Guarantor represents and warrants to each of the Beneficiaries as of the date hereof, on each Settlement Date and as of each date on which an Investment or a Release is made, as follows:
(i)    Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the Applicable Laws of the state of its jurisdiction of organization, with all requisite corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent such failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    Power and Authority; Due Authorization. It (i) has all necessary corporate power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party in any capacity and (B) carry out the terms of and perform its obligations under this Agreement and the other Transaction Documents applicable to it and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party in any capacity.
(iv)    Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(v)    No Violation. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party will not (i) conflict

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with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles or certificate of incorporation or bylaws, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, where such breach or default would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or any other Permitted Adverse Claim, or (iii) violate any Applicable Law applicable to it or any of its properties where such violation of Applicable Law would reasonably be expected to result individually or in the aggregate in a Material Adverse Effect.
(vi)    No Proceedings. There are no actions, suits, proceedings or investigations by or against it or any of its Subsidiaries pending, or to its knowledge threatened in writing, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the servicing of the Receivables or the consummation of the purposes of this Agreement or of any of the other Transaction Documents or (iii) seeking any injunction, decree, determination or ruling that would, individually or in the aggregate, have a Material Adverse Effect.
(vii)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document other than any filings required under applicable securities laws.
(viii)    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Performance Guarantor, threatened in writing or contemplated at law, in equity, in arbitration or before any Governmental Authority, by or against the Performance Guarantor or against any of its properties that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(ix)    Solvency. The Performance Guarantor is Solvent.
(x)    Taxes. The Performance Guarantor is permitted to make all payments under this Agreement free and clear of and without deduction or withholding for or on account of any Taxes to the extent the applicable recipient has provided documentation pursuant to Section 5.03(f) and (g) of the Receivables Purchase Agreement evidencing the exemption of such recipient from withholding Tax.
(xi)    Investment Company Act. The Performance Guarantor is not required to register as an “investment company” under (and as defined in) the Investment Company Act.
(xii)    Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Performance Guarantor that are designed to achieve

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compliance by the Performance Guarantor and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Performance Guarantor’s officers and employees and, to the knowledge of the Performance Guarantor, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.
(xiii)    Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. (i) None of the Performance Guarantor or, to the knowledge of the Performance Guarantor, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the facility established hereby is a Sanctioned Person, (ii) the Performance Guarantor is not organized or resident in a Sanctioned Country, and (iii) the Performance Guarantor has not violated, been found in violation of or is under investigation by any Governmental Authority for possible violation of any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions.
(xiv)    Real Estate Investment Trust. For U.S. federal income tax purposes, the Performance Guarantor is qualified as a real estate investment trust, as defined in Section 856 of the Code (a “REIT”). The Performance Guarantor has not been required to pay any entity level tax under Section 857 of the Code or an excise tax under Section 4981 of the Code. The Performance Guarantor has not been required to pay any interest under Section 860(c) of the Code.
Section 4.    Covenants. Performance Guarantor covenants and agrees that, from the date hereof until the Final Payout Date, it shall observe and perform the following covenants:
(i)    Compliance with Applicable Laws. It shall comply with all Applicable Laws with respect to it, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ii)    Preservation of Corporate Existence. It shall preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(iii)    Mergers, Sales, Etc. It shall not consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless in the case of any merger or consolidation (i) the Performance Guarantor shall be the surviving entity or (ii) if the Performance Guarantor is not the surviving entity (A) the surviving entity shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the surviving entity shall execute and deliver to Administrative Agent and each Group Agent an agreement, in form and substance reasonably satisfactory to Administrative Agent,

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containing an assumption by the surviving entity of the due and punctual performance and observance of each obligation, covenant and condition of the Performance Guarantor under this Agreement and each other Transaction Document to which it is a party, (C) no Change in Control shall result and (D) the Administrative Agent and each Group Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request. It shall not discontinue or eliminate any business line or segment if such discontinuance or elimination would, individually or in the aggregate, have a Material Adverse Effect.
(iv)    Actions Contrary to Separateness. It shall not take any action inconsistent in any material respect with the terms of Section 8.08 of the Receivables Purchase Agreement.
(v)    Reporting Requirements. It shall, unless otherwise consented in writing, furnish to the Administrative Agent all information and reports required to be furnished from time to time to the Administrative Agent, by or on behalf of the Sellers or the Servicer, pursuant to the terms of the Receivables Purchase Agreement and each of the other Transaction Documents (including, all information and reports required to be delivered to the Administrative Agent pursuant to Section 8.02 of the Receivables Purchase Agreement).
(vi)    Information and Assistance. It shall, from time to time, promptly at the request of the Administrative Agent (for itself or on behalf of any other Beneficiary), provide information relating to its business or affairs as the Administrative Agent (for itself or on behalf of any other Beneficiary) may reasonably request. It shall also do all such things and execute all such documents as the Administrative Agent may reasonably consider necessary or desirable to give full effect to this Agreement and to perfect or preserve the rights and powers of the Administrative Agent or any other Beneficiary hereunder or with respect hereto.
(vii)    Impairment Actions. It shall not take any action that could either (i) cause any Pool Receivable or any other Supporting Assets, not to be owned by the Sellers free and clear of any Adverse Claim other than a Permitted Adverse Claim; (ii) cause Administrative Agent not to have a valid and perfected ownership or first priority perfected security interest in the Supporting Assets and each Lock-Box Account of the Sellers at a Lock-Box Bank, all amounts on deposit therein and all products and proceeds of the foregoing, free and clear of any Adverse Claim other than a Permitted Adverse Claim; or (iii) cause this Agreement to cease being a legal, valid and binding obligation of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms.
(viii)    REIT. It shall use its reasonable best efforts to operate so as to satisfy all requirements necessary to qualify and maintain its qualification as a REIT under the Code.
(ix)    Taxes. For the avoidance of doubt, with respect to payments made by the Performance Guarantor to a Beneficiary, the Performance Guarantor shall be required to

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comply with the provisions of Section 5.03(a) of the Receivables Purchase Agreement, which provisions are hereby incorporated herein by reference, mutatis mutandis.
Section 5.    Miscellaneous.
(a)    Performance Guarantor agrees that any payments hereunder will be applied in accordance with Section 4.01 of the Receivables Purchase Agreement.
(b)    Any payments hereunder shall be made in full in U.S. Dollars to the Administrative Agent in the United States without any set-off, deduction or counterclaim; and Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. Dollars required hereunder.
(c)    No amendment or waiver of any provision of this Agreement nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent and Performance Guarantor. No failure on the part of the Administrative Agent or any other Beneficiary to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
(d)    This Agreement shall bind and inure to the benefit of the parties hereto, the other Beneficiaries and their respective successors and permitted assigns. Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties hereunder without the prior written consent of the Administrative Agent and each Group Agent. Each of the parties hereto hereby agrees that each of the Beneficiaries not a signatory hereto shall be a third-party beneficiary of this Agreement.
(e)    THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
(f)    EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

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(g)    EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT:
(I)    IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OTHER TRANSACTION DOCUMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
(II)    TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.
Section 6.    Termination of Performance Guaranty. (a) This Agreement and Performance Guarantor’s obligations hereunder shall remain operative and continue in full force and effect until the later of (i) the Final Payout Date, and (ii) such time as all Guaranteed Obligations are duly performed and indefeasibly paid and satisfied in full, provided, that this Agreement and Performance Guarantor’s obligations hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator, any Seller, Servicer or otherwise, as applicable, as though such payment had not been made or other satisfaction occurred, whether or not the Administrative Agent or any of the Beneficiaries (or their respective assigns) are in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the bankruptcy, insolvency, reorganization or other similar Applicable Laws, or any other Applicable Law or order of any Governmental Authority thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations, shall impair, affect, or be a defense to or claim against the obligations of Performance Guarantor under this Agreement.
(b)    This Agreement shall survive the insolvency of any Originator, the Servicer, any Seller, any Beneficiary or any other Person and the commencement of any case or proceeding by or against any Originator, the Servicer, any Seller or any other Person under any bankruptcy, insolvency, reorganization or other similar Applicable Law. No automatic stay under any bankruptcy, insolvency, reorganization or other similar Applicable Law with respect to any

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Originator, the Servicer, any Seller or any other Person shall postpone the obligations of Performance Guarantor under this Agreement.
Section 7.    Set-off. Each Beneficiary (and its assigns) is hereby authorized by Performance Guarantor at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Beneficiary to or for the credit to the account of Performance Guarantor, against any and all Guaranteed Obligations of Performance Guarantor, now or hereafter existing under this Agreement.
Section 8.    Entire Agreement; Severability; No Party Deemed Drafter. This Agreement and the other Transaction Documents constitute the entire agreement of the parties hereto with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any other agreement, and this Agreement shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable in any action or proceeding on account of the amount of Performance Guarantor’s liability under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or any Beneficiary, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 9.    Expenses. Performance Guarantor agrees to pay on demand:
(a)    all reasonable and documented costs and expenses incurred by the Administrative Agent or any other Beneficiary in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment, restatement or supplement of, or consent or waivers under, this Agreement (whether or not consummated), enforcement of, or any actual or claimed breach of, or claim under, this Agreement, including the reasonable and documented fees and expenses of counsel incurred in connection therewith and all accountants’, auditors’, consultants’ and other agents’ reasonable and documented fees and expenses incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents; and
(b)    all stamp and other similar Taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, and agrees

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to indemnify the Administrative Agent and each of the other Beneficiaries for such Taxes and fees, within ten days after demand therefor.
Section 10.    Indemnities by Performance Guarantor. Without limiting any other rights which any Beneficiary may have hereunder or under Applicable Law, Performance Guarantor agrees to indemnify and hold harmless each Beneficiary and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “PG Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by Performance Guarantor of any of its obligations or duties under this Agreement or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided to any such PG Indemnified Party by, or on behalf of, Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such PG Indemnified Party by, or on behalf of, Performance Guarantor, in any capacity, not materially misleading; (v) any negligence or misconduct on Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Agreement or any other Transaction Document; (vi) the failure by Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Agreement, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Agreement to constitute a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 10, Indemnified Amounts shall be excluded solely to the extent (x) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct on the part of such PG Indemnified Party or any material breach of the obligations of such PG Indemnified Party under the Transaction Documents and (y) they constitute recourse with respect to a Pool Receivable by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.
Section 11.    Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be personally delivered or sent by express mail or nationally recognized overnight courier or by certified mail, first-class postage prepaid, or by facsimile, to the intended party at the address, facsimile number or email address of such party set forth in Schedule A of this Agreement or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail,

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when received and (b) if transmitted by facsimile or email, when sent, receipt confirmed by telephonic or electronic means.
Section 12.    Effect of Performance Guaranty. This Agreement amends and restates in its entirety, as of the date hereof, the Performance Guaranty, dated as of June 30, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Agreement”), among the parties hereto. Upon the effectiveness of this Agreement, the terms and provisions of the Prior Agreement shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Agreement by this Agreement, the Performance Guarantor shall continue to be liable to each of the Beneficiaries (as defined in the Prior Agreement) for the Guaranteed Obligations (as defined in the Prior Agreement) which are accrued and unpaid under the Prior Agreement on the date hereof. To the extent that any rights, benefits or provisions in favor of the Administrative Agent and the other Beneficiaries (as defined in the Prior Agreement) existed in the Prior Agreement and continue to exist in this Agreement, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date hereof. The Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Agreement shall continue and survive the execution and delivery of this Agreement. Upon the effectiveness of this Agreement, each reference to the Prior Agreement in any Transaction Document, other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Agreement.
[Signatures Follow]

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IN WITNESS WHEREOF, Performance Guarantor has executed this Agreement as of the date first written above.
OUTFRONT MEDIA INC.,
as Performance Guarantor

By: /s/ Jonathan D. Karabas
Name: Jonathan D. Karabas
Title: Treasurer

1	A&R Performance Guaranty

ACCEPTED AND ACKNOWLEDGED, as of the date first written above.

MUFG BANK, LTD.,
as Administrative Agent on behalf of the Beneficiaries

By: /s/ Yohsuke Takahashi
Name: Yohsuke Takahashi
Title: Managing Director

S-2	A&R Performance Guaranty

SCHEDULE A
ADDRESSES FOR NOTICE
If to Performance Guarantor:
OUTFRONT Media Inc.
405 Lexington Avenue, 17th Floor
New York, NY 10174
Attn: General Counsel; Chief Financial Officer
Tel: (212) 297-6400
Fax: (212) 297-6552
Email: richard.sauer@outfrontmedia.com; matthew.siegal@outfrontmedia.com

If to Administrative Agent:
MUFG Bank, Ltd.
1221 Avenue of the Americas
New York, NY 10020
Attn: Securitization Group
Email:    securitization_reporting@us.mufg.jp

Schedule A